As filed with the Securities and Exchange Commission on April 1, 2003
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3178468
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9410 Key West Avenue Rockville, Maryland	20850-3338
(Address of principal executive offices)	(Zip Code)

HUMAN GENOME SCIENCES, INC. AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
(Full title of plan)

(Name, address and telephone number of agent for service) William A. Haseltine, Ph.D. Human Genome Sciences, Inc. 9410 Key West Avenue Rockville, Maryland 20850-3338 (301) 309-8504	(Copy to:) R.W. Smith, Jr., Esquire Piper Rudnick LLP 6225 Smith Avenue Baltimore, Maryland 21209-3600 (410) 580-3000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered	Price Per Unit	Offering Price	Fee

Common Stock, par value $0.01 per share (1)	6,442,527 (2)	$8.80 (3)	$56,694,238 (3)	$4,586.56 (3)

(1)	Includes rights (“Rights”) to purchase shares of the Registrant’s junior participating preferred stock, issuable pursuant to that certain Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated as of May 20, 1998. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

(2)	The shares of Common Stock of the Registrant (the “Common Stock”) registered on this Registration Statement are in addition to shares of Common Stock registered on Forms S-8 filed on August 30, 2000 (file number 333-44798), August 3, 2001 (file number 333-66670) and May 30, 2002 (file number 333-89392).

(3)	Estimated solely for the purposes of calculating the registration fee under Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low sale prices of the Common Stock on the NASDAQ National Market system on March 26, 2003 (i.e., $8.80).

INCORPORATION BY REFERENCE

     Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements filed on Forms S-8 by Human Genome Sciences, Inc. (the “Registrant”) on August 30, 2000 (file number 333-44798), August 3, 2001 (file number 333-66670) and May 30, 2002 (file number 333-89392) with respect to securities offered pursuant to the Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan are incorporated by reference herein.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

4.1	Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 16, 1999, and Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference)

4.2	By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, and incorporated herein by reference)

4.3	Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated as of May 20, 1998 (filed as Exhibit 4 of the Registrant’s Current Report on Form 8-K filed on May 28, 1998, and incorporated herein by reference)

4.4	Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan (filed as Exhibit A of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed April 18, 2001, and incorporated herein by reference)

5.1*	Opinion of Piper Rudnick LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered under this Registration Statement

23.1*	Consent of Piper Rudnick LLP, counsel for the Registrant (contained in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, Independent Auditors

24.1*	Power of Attorney (included on Signature Page)

*	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 1st day of April, 2003.

HUMAN GENOME SCIENCES, INC.

By:	/s/ William A. Haseltine, Ph.D. William A. Haseltine, Ph.D. Chairman of the Board and Chief Executive Officer

POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and Directors of Human Genome Sciences, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint William A. Haseltine, Ph.D., and Craig A. Rosen, Ph.D., and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in their respective names as officers and as Directors of the Corporation, a Registration Statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Common Stock, par value $0.01 per share, of the Corporation pursuant to the exercise of stock options and other awards granted under the Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William A. Haseltine, Ph.D. William A. Haseltine, Ph.D.	Chairman of the Board and Chief Executive Officer (principal executive officer)	April 1, 2003

/s/ Craig A. Rosen, Ph.D. Craig A. Rosen, Ph.D.	President, Research and Development and Director	April 1, 2003

/s/ Steven C. Mayer Steven C. Mayer	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	April 1, 2003

/s/ Richard J. Danzig Richard J. Danzig	Director	April 1, 2003

/s/ Jürgen Drews, M.D. Jürgen Drews, M.D.	Director	April 1, 2003

/s/ Richard C. Holbrooke Richard C. Holbrooke	Director	April 1, 2003

/s/ Robert D. Hormats Robert D. Hormats	Director	April 1, 2003

/s/ Argeris N. Karabelas, Ph.D. Argeris (Jerry) N. Karabelas, Ph.D.	Director	March 24, 2003

/s/ Max Link, Ph.D. Max Link, Ph.D.	Director	April 1, 2003

/s/ Alan G. Spoon Alan G. Spoon	Director	March 27, 2003

/s/ Laura D’Andrea Tyson, Ph.D. Laura D’Andrea Tyson, Ph.D.	Director	April 1, 2003

/s/ James B. Wyngaarden, M.D. James B. Wyngaarden, M.D.	Director	April 1, 2003

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 16, 1999, and Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference)

4.2	By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, and incorporated herein by reference)

4.3	Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated as of May 20, 1998 (filed as Exhibit 4 of the Registrant’s Current Report on Form 8-K filed on May 28, 1998, and incorporated herein by reference)

4.4	Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan (filed as Exhibit A of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed April 18, 2001, and incorporated herein by reference)

5.1*	Opinion of Piper Rudnick LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered under this Registration Statement

23.1*	Consent of Piper Rudnick LLP, counsel for the Registrant (contained in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, Independent Auditors

24.1*	Power of Attorney (included on Signature Page)

*	Filed herewith.